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                                                             Exhibit 99.B(H)(10)

                                   AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                          ACCOUNTING SERVICES AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                         AND RYDEX FUND SERVICES, INC.,
                             DATED AUGUST 11, 1998,
                                   AS AMENDED

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                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN

                              RYDEX VARIABLE TRUST

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to the Service Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Accounting Services Agreement:

          The fourth paragraph under the section "Witnesseth" of the Accounting Services Agreement is amended, effective November 10, 2003, to read as follows:

          WHEREAS, the board of trustees of the Trust (the "Trustees") have created the following Funds of the Trust: The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Nova Fund, The Ursa Fund, The Arktos Fund, The Juno Fund, The Rydex OTC Fund, The Titan 500 Fund, The Tempest 500 Fund, The Velocity 100 Fund, The Venture 100 Fund, THE LONG DYNAMIC DOW 30 FUND, THE INVERSE DYNAMIC DOW 30 FUND, THE LARGE-CAP VALUE FUND, THE LARGE-CAP GROWTH FUND, THE MID-CAP VALUE FUND, THE MID-CAP GROWTH FUND, THE INVERSE MID-CAP FUND, THE SMALL-CAP VALUE FUND, THE SMALL-CAP GROWTH FUND, THE INVERSE SMALL-CAP FUND, The Large-Cap Europe Fund, The Large-Cap Japan Fund, The Mekros Fund, The Medius Fund, The All-Cap Value Fund, The Banking Fund, The Basic Materials Fund, The Mid Cap Fund ,The Biotechnology Fund, The Core Equity Fund, The Consumer Products Fund, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Internet Fund, The Leisure Fund, The Precious Metals Fund, The Real Estate Fund, The Retailing Fund, The REIT Fund, The Sector Rotation Fund, The Technology Fund, The Telecommunications Fund, The Transportation Fund, The Utilities Fund, The CLS AdvisorOne Amerigo VT Fund and The CLS AdvisorOne Clermont VT Fund (collectively, the "Rydex Funds");

                     ADDITIONS and [DELETIONS] are in BOLD.

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     In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 10th day of November, 2003.

                                        RYDEX VARIABLE TRUST

                                        /s/ Albert P. Viragh, Jr.
                                        -------------------------------------
                                        By:     Albert P. Viragh, Jr.
                                        Title:  President


                                        RYDEX FUND SERVICES, INC.

                                        /s/ Albert P. Viragh, Jr.
                                        -------------------------------------
                                        By:     Albert P. Viragh, Jr.
                                        Title:  President